UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2009
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
N/A
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 29, 2009, VIA Pharmaceuticals, Inc. (the “Company”) and Adeoye Olukotun, M.D. entered into a Consulting Agreement in which Dr. Olukotun will become a consultant to the Company and continue to serve as Chief Medical Officer of the Company. Pursuant to the Consulting Agreement, Dr. Olukotun will receive $2,500 per day, up to a maximum of $62,500, for services rendered to the Company. Dr. Olukotun will also be eligible for reimbursement for all reasonable expenses incurred for services rendered to the Company. The term of the Consulting Agreement is for twelve months from the effective date of the Consulting Agreement, subject to termination by either party upon 14 days’ advance written notice.
     This summary description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun, M.D., dated January 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: February 3, 2009	By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun, M.D., dated January 29, 2009